UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 13, 2020

NOCERA, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55993	16-1626611
(Commission File Number)	(IRS Employer Identification No.)

2030 POWERS FERRY ROAD SE, SUITE #212

ATLANTA, GA 30339

(Address of principal executive offices and zip code)

404-816-8240

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

On May 13, 2020, the Board of Directors and the management of Nocera, Inc. (the "Company") have concluded that it must consider whether certain financial statements included in the Quarterly Report on Form 10-Q for the periods ended September 30, 2019, filed with the Securities and Exchange Commission (SEC) on November 19, 2019 should be re-stated.

Our board of directors (which currently acts as our audit committee) concluded, after consultation with management, that our previously issued unaudited financial statements for the periods ended September 30, 2019, included in the Company’s Quarterly Reports of Form 10-Q for the periods ended September 30, 2019, should no longer be relied upon as a result of the change in accounting for a certain revenue recognition.  We concluded that an exclusive sales agency fee recognized at a point in time during the third quarter of 2019 should have been recognized over an estimated economic life. Specifically, on September 20, 2019, we entered into an exclusive distribution agreement (“distribution agreement”) with JC Development Co. Ltd. (“JCD”) in Taiwan, which is an independent third-party company. JCD agrees to pay Nocera a total amount of $5 million over 5 years starting September 20, 2019 to be our perpetual exclusive sales agent in Asia Pacific. We agreed to pay JCD 8% commission of total sales excluding the sales made to CIMC Smart Science & Technology CO., Ltd. (“CIMC SSC”) in China. We recognized the $1 million consideration paid by JCD as revenue at a point in time when we received the payment in September 2019, which we recently concluded should have been recognized over an estimated economic life. The adjustments resulting therefrom, change the revenue, tax (expense) benefit, net income into net loss, deferred tax assets, net, income tax payable, and deferred revenue that we previously reported, but has no impact on previously reported cash. Such restatement could cause investors in our securities to lose confidence in our financial statements and management which could result in a decrease in our stock price and negative sentiment in the investment community.

The Company has discussed such changes with Marcum Bernstein & Pinchuk LLP, the Company's independent registered public accounting firm, who has concurred with management as to the restatement of the Company’s Form 10-Q for the periods ended September 30, 2019.

The Company intends to file an amendment to its Form 10-Q for the periods ended September 30, 2019, filed on November 19, 2019, to reflect any adjustments or restatements that need to be made.

Until we have reissued the restated results for the applicable periods discussed above, investors and other users of our filings with the SEC are cautioned to not rely on our financial statements in question, to the extent that they are affected by the accounting issues described above. Similarly, related press releases, earnings releases, and investor communications describing the Company's financial statements for these periods should no longer be relied upon.

A copy of this Form 8-K was provided to the Company’s current auditor Marcum Bernstein & Pinchuk LLP prior to its filing with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nocera, Inc.

By:

/s/ Erik S. Nelson

____________________

Erik S. Nelson

Title: Corporate Secretary

Date: May 14, 2020

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